Exhibit 99.2

For more information contact:
Stephen S. Romaine, President & CEO
Francis M. Fetsko, CFO
Tompkins Financial Corporation 607.273.3210

For Immediate Release
Wednesday, January 26, 2011

Tompkins Financial Corporation
Declares Cash Dividend

ITHACA, NY - Tompkins Financial Corporation (TMP – NYSE Amex)

Tompkins Financial Corporation announced today that its Board of Directors approved payment of a regular quarterly cash dividend of $0.34 per share, payable on February 15, 2011, to common shareholders of record on February 4, 2011.

Tompkins Financial Corporation operates 45 banking offices in the New York State markets served by the Company’s three community banks - Tompkins Trust Company, The Bank of Castile, and Mahopac National Bank, insurance through Tompkins Insurance Agencies, Inc. and wealth management through Tompkins Financial Advisors.